                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NEW SOUTH AFRICA FUND INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

April 20, 1999

The U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: The New South Africa Fund Inc. (File Nos.: 33-74266; 1-12770; and 811-8298): Definitive Proxy Soliciting Material pursuant to
          SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

Dear Sirs:

On behalf of The New South Africa Fund Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940 as a closed-end management investment company, we transmit herewith for filing with the Commission, pursuant to the provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6(b) of Regulation 14A promulgated thereunder, and in accordance with Rule 101(a)(iii) of Regulation S-T promulgated under the Securities Act of 1933, as amended, proxy solicitation material in connection with the Fund's forthcoming special meeting of stockholders on April 28, 1999. The proxy solicitation material of the Fund filed herewith consists of a form of letter intended to be sent to certain stockholders of the Fund by the proxy solicitor engaged by the Fund. The Fund's definitive proxy statement in connection with such meeting was filed with the Commission on February 23, 1999.

Should the Staff have any questions or require any further information, please contact John Francis Fitzpatrick, by collect telephone, in the New York office of our Firm at (212) 891-3987.

Very truly yours,

/s/ Nicholas J. Serwer

Baker & McKenzie

cc   Linda Field, Secretary, The New South Africa Fund Inc.
     Frank Maresca/Maria Manessis, Bear Stearns Funds Management Inc. The New York Stock Exchange
     Joe Doherty, MacKenzie Partners, Inc.
     John Francis Fitzpatrick, Baker & McKenzie, New York

April ___, 1999

Dear New South Africa Fund Stockholder:

As of the date of this letter, your vote had not yet been received for the very important Special Meeting that is to be held in New York on Wednesday, April 28.

The only agenda item under consideration is a proposal to approve a plan of complete liquidation and dissolution of the Fund. This proposal is discussed in detail in the proxy materials previously sent to you. It is vital that as many shares as is possible are represented at this meeting, the outcome of which will decide the fate of the Fund.

In December of 1998, in the wake of a Stockholder Meeting in which proposals to terminate the agreement with the investment advisor and to formulate a plan of liquidation were approved, the Board voted to proceed with the dissolution of the Fund.

You will find another voting instruction form enclosed. Rather than incur the additional expenses necessitated by adjournments and the costs of further solicitation, you are urged to vote (by phone, using the enclosed instructions or via the internet, if convenient) as promptly as possible.

If you have any questions, would like another copy of the Proxy Statement or need help in executing your vote, please call us, the Fund's solicitation agent, at (800) 322-2885 or collect at our New York office at (212) 929-5500. Remember that time is short.

Sincerely,

MacKenzie Partners, Inc.